UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SAMSON OIL & GAS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SAMSON OIL & GAS LIMITED

(ABN 25 009 069 005)

CIRCULAR TO SHAREHOLDERS

INCLUDING

NOTICE OF ANNUAL GENERAL MEETING

EXPLANATORY MEMORANDUM PROXY FORM

Date of Meeting

Friday, 9 November 2012

Time of Meeting

10.00am

(Australian Western Standard Time)

Place of Meeting

Level 8, Conference Room, Exchange Plaza

2 The Esplanade

Perth, WA 6000

These documents should be read in their entirety. If shareholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

SAMSON OIL & GAS LIMITED

(ABN 25 009 069 005)

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the annual general meeting of Samson Oil & Gas Limited will be held at Level 8, Conference Room, Exchange Plaza, 2 The Esplanade, Perth, Western Australia 6000 on Friday, 9 November 2012 at 10.00am (Perth, Western Australia time).

AGENDA

ORDINARY BUSINESS

FINANCIAL STATEMENTS

To receive, consider and discuss the Company’s financial statements for the year ended 30

June 2012 and the reports of the directors and auditors on those statements.

RESOLUTION 1- RE-ELECTION OF DIRECTOR

In accordance with Rule 3.6 of the Company's constitution, Mr Keith Skipper retires by rotation and, being eligible, offers himself for re-election.

RESOLUTION 2 – ADOPTION OF REMUNERATION REPORT

To consider, and if thought fit to pass, the following resolution as an ordinary resolution:

“That, for the purposes of section 250R(2) of the Corporations Act 2001 and for all other purposes, the Remuneration Report contained in the 2012 Annual Report which accompanied the notice convening this meeting be adopted by shareholders”.

Note:

In accordance with section 250R(2) of the Corporations Act 2001, this resolution is advisory only and does not bind the Directors or the Company.

The following additional matter is being put to a vote of shareholders for US regulatory purposes only.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of the U.S. Securities Exchange Act of 1934, the compensation paid to the Company’s “named executive officers”, as disclosed in the Annexure "A" to the explanatory memorandum that accompanied this notice, is hereby submitted to an advisory vote of shareholders.

Note:

In accordance with Section 14A of the U.S. Securities Exchange Act of 1934, this resolution is advisory only and does not bind the Directors of the Company.

1

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

PROXIES

In accordance with section 249L of the Corporations Act 2001, members are advised that:

•	each member has a right to appoint a proxy;
•	the proxy need not be a member of the Company;
•	a member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise. If no proportion or number is specified, then in accordance with section 249X(3) of the Corporations Act 2001, each proxy may exercise one-half of the votes.

In accordance with section 250BA of the Corporations Act 2001, the Company specifies the following information for the purposes of receipt of proxy appointments:

Registered Office:	Level 36, Exchange Plaza
2 The Esplanade
Perth WA 6000

Facsimile Number: (08) 9220 9820 (international number: +61 8 9220 9820)

Postal Address: PO Box 7654, Cloisters Square, Perth, WA 6850

Each member entitled to vote at the general meeting has the right to appoint a proxy to attend and vote at the meeting on his behalf. The member may specify the way in which the proxy is to vote on each resolution or may allow the proxy to vote at his discretion. The instrument appointing the proxy must be received by the Company at the address specified above at least 48 hours before the time notified for the meeting (proxy forms can be lodged by facsimile).

In accordance with regulation 7.11.38 of the Corporations Regulations 2001, the Company determines that shares held as at 10.00am on 7 November 2012 will be taken, for the purposes of the general meeting, to be held by the persons who held them at that time.

By Order of the Board

D I Rakich

Company Secretary

3 October 2012

2

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

SAMSON OIL & GAS LIMITED (ABN 25 009 069 005) EXPLANATORY MEMORANDUM TO SHAREHOLDERS

1.	INTRODUCTION

This Explanatory Memorandum has been prepared for the information of shareholders of Samson Oil & Gas Limited in connection with the business to be transacted at the annual general meeting of the Company to be held on Friday, 9 November 2012.

At that meeting, shareholders will be asked to consider resolutions:

•	re-electing a director who retires by rotation; and
•	adopting the remuneration report.

There will also be an advisory vote as to the compensation paid to “named executive officers” of the Company, as that term is defined in the U.S Securities Exchange Act of 1934, as required by that Act.

The purpose of this Explanatory Memorandum is to provide information that the Board believes to be material to shareholders in deciding whether or not to pass those resolutions. The Explanatory Memorandum explains the resolutions and identifies the Board’s reasons for putting them to shareholders. It should be read in conjunction with the accompanying Notice of Meeting.

2.	GLOSSARY

The following terms and abbreviations used in this Explanatory Memorandum have the following meanings:

AGM or General Meeting	The annual general meeting of the Company to be held on Friday, 9 November 2012

ASIC	Australian Securities and Investments Commission

ASX	ASX Limited (ACN 008 624 691)

ASX Listing Rules or Listing Rules	The Official Listing Rules of the ASX, as amended from time to time

Board	The board of directors of the Company

Corporations Act	Corporations Act 2001 (Cth.)

Director	A director of the Company

Notice of Meeting	The notice convening the General Meeting which accompanies this Explanatory Memorandum

Samson or Company	Samson Oil & Gas Limited (ABN 25 009 069 005)

3

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

3.	RESOLUTION 1 – RE-ELECTION OF MR KEITH SKIPPER AS A DIRECTOR

In accordance with ASX Listing Rule 14.4 and pursuant to Rule 3.6(a) of the Constitution, at each annual general meeting one-third of the Directors (excluding the Managing Director) must retire from office. Each Director so retiring is entitled to offer himself for re-election as a Director at the annual general meeting which coincides with his retirement.

Mr Skipper will retire by rotation at the AGM and, being eligible, seeks re-election as a Director of the Company.

Mr Skipper was appointed a director of the Company on 10 September 2008. He brings a wealth of petroleum experience to the Company, having been involved in the oil and gas industry since he started his career with Amoco Canada Petroleum Company Limited in 1970. Mr Skipper holds a Bachelor degree in Geology from Reading University, and a Master of Science from McMaster University.

Mr Skipper's experience includes 12 years based in North America with Amoco, a decade in Australia with Bridge Oil Ltd, and several years with Pan Canadian Petroleum Company Limited and Antrim Energy Inc in Canada, where he held executive positions.

4.	RESOLUTION 2 – ADOPTION OF REMUNERATION REPORT

The Corporations Act includes disclosure requirements for listed companies by requiring that the directors of the company include a remuneration report in the Company’s annual report. The Corporations Act also requires that the directors put a resolution to shareholders each year that the remuneration report be adopted.

The remuneration report is set out within the Company’s Annual Report.

The Remuneration Report:

•	outlines the Board’s policy for determining the nature and amount of remuneration for directors and executives of the Company;
•	discusses the relationship between the Board’s remuneration policy and the Company’s performance;
•	details and explains any performance condition applicable to the remuneration of a director or executive;
•	details the remuneration of each director (including options) and executive of the Company for the year; and
•	summarises the terms of any contract under which any director or executive is engaged, including the period of notice required to terminate the contract and any termination payments provided for under the contract.

The vote on the resolution is advisory only and does not bind the Directors or the Company, nor does it affect the remuneration already paid or payable to the Directors or the executives. Whilst the Company will not be required to alter any arrangements described in the Remuneration Report should the resolution not be passed, the Board will naturally take the outcome of the resolution into account when considering future remuneration policy.

4

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Section 250R(4) of the Corporations Act prohibits any votes on this resolution being cast by key management personnel whose remuneration details are disclosed in the Remuneration Report, or their closely related parties. However, this prohibition does not extend to proxy votes cast by such parties where the proxy appointment specifies how the proxy is to vote on the resolution, or undirected proxy votes cast by the Chairman if he is specifically authorised to cast those votes by the shareholder appointing him as proxy.

5.	ADVISORY VOTE ON “NAMED EXECUTIVE OFFICER” COMPENSATION

The advisory vote being put to shareholders is for US regulatory purposes only and is not a requirement of either the Corporations Act or the ASX Listing Rules. An explanation of the resolution is set out in Annexure "A".

6.	ACTION TO BE TAKEN BY SHAREHOLDERS

Shareholders should read this Explanatory Memorandum carefully before deciding how to vote on the resolutions set out in the Notice of Meeting.

Attached to the Notice of Meeting is a proxy form for use by shareholders. All shareholders are invited and encouraged to attend the AGM or, if they are unable to attend in person, to complete, sign and return the proxy form to the Company in accordance with the instructions contained in the proxy form and the Notice of Meeting. Lodgment of a proxy form will not preclude a shareholder from attending and voting at the AGM in person.

5

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

ANNEXURE “A”

Level 36, Exchange Plaza,

2 The Esplanade

Perth, Western Australia 6000

Telephone: +61 8 9220 9830

SCHEDULE 14A PROXY STATEMENT

pursuant to the

U.S. Securities Exchange Act of 1934

6

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

GENERAL INFORMATION

Proxy Solicitation

This proxy statement, in the form mandated by the U.S. Securities and Exchange Commission under United States securities laws (this “U.S. Proxy Statement”), is being furnished by the Board of Directors (the “Board”) of Samson Oil & Gas Limited, an Australian corporation (“we,” “us,” “Samson” or the “Company”), in connection with our solicitation of proxies for Samson’s annual general meeting of shareholders to be held at Level 8, Conference Room, Exchange Plaza, 2 The Esplanade, Perth, Western Australia 6000 on Friday, November 9, 2012 at 10:00 am Western Australian Daylight Time, and at any adjournments or postponements thereof (the “Annual General Meeting”). The information contained in this U.S. Proxy Statement supplements the information provided to holders of ordinary shares in the Notice of Annual General Meeting and the accompanying Explanatory Memorandum to Shareholders and Proxy Form. In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding ordinary shares or American Depositary Shares (“ADSs”) representing ownership of ordinary shares on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our ordinary shares or ADSs.

This U.S. Proxy Statement and accompanying proxy materials are expected to be first sent to our shareholders on or about October 9, 2012 and are also available at http://www.samsonoilandgas.com.

Business of the Annual General Meeting

At the annual general meeting, shareholders will:

•	Receive, consider and discuss the Company’s financial statements for the year ended 30 June 2012 and the reports of the directors and auditors on those statements.

•	Be asked to consider resolutions:
➢	To approve the re-election of director Mr. Keith Skipper;
➢	To approve the adoption of Remuneration Report, which is attached as Exhibit A; and
➢	To approve, on an advisory basis, named executive officer compensation.

The matters described in this U.S. Proxy Statement constitute the only business that the Board intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the Chairman of the Annual General Meeting, to vote on any other business that may properly come before the meeting.

Shareholders Entitled to Vote

November 7, 2012, has been fixed as the record date for the determination of holders of ordinary shares entitled to receive notice of and to vote at the Annual General Meeting. Each ordinary share is entitled to one vote. Votes may not be cumulated.

1,790,588,459 ordinary shares, no par value, were issued and outstanding as of September 1, 2012, of which 1,137,933,900 were held in the form of American Depositary Receipts.

Under our constitution, the quorum for a meeting of holders of ordinary shares is two holders of ordinary shares.

Each ADS holder may vote the ordinary shares underlying their ADSs. ADS holders should read “Differences between ADS Holders and Ordinary Shareholders” directly below.

7

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Differences between ADS Holders and Ordinary Shareholders

The Bank of New York Mellon, as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek our ADS holders’ instructions for the Annual General Meeting. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their own ADSs. The depositary establishes the ADS record date. We currently expect that the ADS record date for the Annual General Meeting will be set by the depositary as October 11, 2012.

Because we have asked the depositary to seek our ADS holders’ instructions, the depositary will notify our ADS holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The depositary then tries, as far as practicable, subject to Australian law and the terms of the depositary agreement, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that our ADS holders will receive this U.S. Proxy Statement and the other proxy materials in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which our ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by withdrawing the ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and announcements of our shareholder meetings are made by press release and filed with the SEC, our ADS holders may not know about the meeting enough in advance to withdraw their ordinary shares.

Our ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares. A deposit agreement among us, the depositary and our ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. New York State law governs the deposit agreement and the ADSs.

Differences between Holding Shares of Record and as a Beneficial Owner

If your ordinary shares are registered directly in your name with our transfer agent, Security Transfer Registrars Pty Ltd, you are considered, with respect to those shares, the shareholder of record, and we are sending this U.S. Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a Proxy Form for you to use.

Most holders of ordinary shares hold their ordinary shares through a broker or other nominee rather than directly in their own name. If your ordinary shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of the ordinary shares even though they are held in “street name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual General Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

If you are an ADS holder and your ADSs are held in a brokerage account or by another nominee, this U.S. Proxy Statement and the other proxy materials are being forwarded to you together with a voting instruction card by your broker or nominee (who received the proxy materials from the depositary). As the beneficial owner of the ADSs, you have the right to direct the depositary how to vote and are also invited to attend the Annual General Meeting.

Attending the Annual General Meeting

All holders of record of ordinary shares and all ADS holders as of the record date, or their duly appointed proxies, may attend the Annual General Meeting. If you are a beneficial owner of ordinary shares holding your shares through a broker or nominee (i.e., in street name) or you are an ADS holder, you may be asked to provide proof of your share ownership on the record date, such as your most recent account statement prior to November 9, 2012, a copy of the voting instruction card provided by your broker, trustee or nominee or the depositary, or other similar evidence, in order to be admitted to the meeting.

8

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Voting in Person at the Annual General Meeting

Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual General Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting. ADS holders will not be able to vote in person at the Annual General Meeting unless they receive a proxy from the depositary (the sole record holder of ADSs). Instructions for obtaining a proxy from the depositary are included in the material that the depositary sends to ADS holders.

Voting Without Attending the Annual General Meeting

Whether you hold shares directly as an ordinary shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual General Meeting. Ordinary shareholders of record may complete and return the enclosed proxy form or may appoint another proxy to vote their shares, as described in the Notice of Annual General Meeting. Beneficial owners of ordinary shares and holders of ADSs may direct how your shares are voted without attending the Annual General Meeting by following the instructions in the voting instruction card provided by your broker, trustee, or depositary, as applicable.

Revocation of Proxies

Holders of ordinary shares can revoke their proxy at any time before it is voted at the Annual General Meeting by either:

•	Submitting another timely, later–dated proxy by mail;

•	Delivering timely written notice of revocation to our Secretary; or

•	Attending the Annual General Meeting and voting in person.

If your ordinary shares are held beneficially in street name or you are an ADS holder, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

RESOLUTIONS TO BE VOTED ON

Resolution 1—Election of Director

The Board has nominated Mr. Keith Skipper to stand for election at the Annual General Meeting. Directors whose terms of office will not expire at the Annual General Meeting will continue in office for the remainder of their respective terms. Under our constitution, the number of directors on the Board is determined by a resolution of the Board, but will not be fewer than three directors.

In accordance with Rule 3.6(a) of our constitution, at each Annual General Meeting, one–third of the directors (excluding the managing director) must retire from office. Each director, assuming he or she is still eligible, is entitled to offer him or herself for re–election as a director at the Annual General Meeting which coincides with his or her retirement. The Board currently consists of four directors: Dr. Victor Rudenno, Mr. Keith Skipper, Dr. DeAnn Craig, and managing director Mr. Terence Maxwell Barr.

You may vote “For,” “Against” or “Abstain” on Resolution 1. Members of the Board are elected by a simple majority of votes cast on the ordinary resolution, either in person or by proxy. There is no minimum number of votes required to pass an ordinary resolution electing a director. Neither broker non–votes nor abstentions will affect the outcome of the resolutions.

The Board (excluding Mr. Skipper) recommends a vote “FOR” the election of Mr. Keith Skipper to the Board

Board of Directors

The following table sets forth certain information regarding the composition of the Board:

9

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

				Current
				Term to
Name	Age	Position	Director Since	Expire (Year Eligible for Reelection)
Nominees
Keith Skipper	65	Director	2008	2012

Other Directors
Dr. DeAnn Craig	61	Director	2011	2013
Dr. Victor Rudenno	61	Director	2007	2014
Terence Maxwell Barr	63	Director	2005	N/A

Keith Skipper, 65, joined the Company as a director in September 2008.  He is a seasoned global oil and gas executive, exploration geologist, and independent oil and gas producer.  Following completion of his graduate work at McMaster University (Canada), where he specialized in sedimentology, his early career was developed at AMOCO (both in North American and abroad at international subsidiaries).  He initially came to Australia in 1982 with Bridge Oil Ltd. and was a major contributor to Bridge’s growth, expanded portfolio and development through to the early 1990s.  Mr. Skipper returned to Calgary, Alberta in 1992 as a Vice President for PanCanadian Petroleum International to help in the building of an international portfolio for PanCanadian (now part of EnCana).  From 1998 to 2005 he was the Executive Vice President for Antrim Energy Inc in Calgary, Alberta, Canada. From late 2005 to 2008 he was an advisor to Molopo Australia Limited, based in Sydney, Australia. Since 1998, he has been the sole owner and director of Petrosedex Energy International Inc, a private Alberta oil and gas producing company. Since 2008, he has been co-founder and director of Australia-based Petrosedex Pty Limited, a privately owned advisory and consulting company, which advises companies, financial and academic institutions on oil and gas matters.  The Board has determined that Mr. Skipper is independent under NYSE MKT rules.

Key Attributes, Experience and Skills: Mr. Skipper brings to the Board, among his other skills and qualifications, significant experience in the oil and natural gas industry that he gained while serving as a gas executive, exploration geologist, and independent oil and gas producer.  In addition, he has significant experience helping private companies grow and prosper.  In light of the foregoing, our Board has concluded that Mr. Skipper is well qualified to serve as a director of the Company.

Other Public Company Board Service: Rawson Resource Limited since May 2005 (ASX: RAW)

Recent Past Public Company Board Service: Red Sky Energy Limited from February 2007 to December 2009 (ASX: ROG) and Circumpacific Energy Corporation from January 2010 to November 2010 (TSX VENTURE:CER).

Dr. Victor Rudenno, 61, joined the Company as a director in April 2007. In 1984, Dr. Rudenno transitioned to the investment industry as a mining analyst working for firms such as James Capel, DBSM, and Prudential Bache. In 1995, he moved to the corporate side of investment banking and worked for a number of leading firms, including Macintosh Corporate, Deutsche Bank, Hartley Poynton, and CBIC. In 2002, Dr. Rudenno co–founded Equity Capital Markets Ltd., an investment bank specializing in corporate advice and capital raising, which merged with Interfinancial in 2005 and was subsequently acquired by Tolhurst Limited in 2007. Since April 2009, Dr. Rudenno has been the principal and Executive Director of Revaluate Pty Limited, a corporate advisory firm. Dr. Rudenno is also a Senior Fellow of the Financial Services Institute of Australia and a Fellow of the Australian Institute of Mining and Metallurgy. He holds a Bachelor of Mining Engineering degree, a Master of Commerce degree, and a Doctor of Philosophy for his thesis on mining economics. He is the author of the textbook, Mining Valuation Handbook. The Board has determined that Dr. Rudenno is independent under NYSE MKT rules.

Key Attributes, Experience and Skills: Dr. Rudenno brings to the Board, among his other skills and qualifications, significant experience in the investment banking and mining industries that he gained while serving as an executive for Equity Capital Markets Limited and Revaluate Pty Limited. In addition, Dr. Rudenno is also an expert on mining economics, as he earned a Doctor of Philosophy for his thesis on this subject and also authored a textbook on mining valuation. He was voted among the top three Australian energy analysts in 1994 by Business Review Weekly. In light of the foregoing, our Board has concluded that Dr. Rudenno is well–qualified to serve as a director of the Company.

Other Public Company Board Service: Pilbara Minerals Limited (ASX: PLS) since August 2010

Recent Past Public Company Board Service: None.

10

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Dr. DeAnn Craig, 61, joined the Company as a director in July 2011. Dr. Craig brings to the Board a wealth of experience from an exemplary career in the energy industry. During her career, Dr. Craig has been a drilling engineer, a reservoir engineer responsible for reserves determination and property valuation, and progressed to senior management in several companies, including Phillips Petroleum, now ConocoPhillips, and CNX Gas. From February 2009, she has served on the Colorado Oil and Gas Conservation Commission and from January 2009, as an Adjunct Professor at the Colorado School of Mines. From April 2011 to January 2012, Dr. Craig was a consultant for Atlas Energy. From 2007 until 2009, Dr. Craig was Senior Vice President – Asset Assessment for CNX Gas Corporation, and from 2006 to 2007 Dr. Craig was Consultant for Chevron North American Exploration and Production (CNAEP). Dr. Craig is a graduate of the Colorado School of Mines, from which she holds several degrees, including a Bachelor of Science in Chemical and Petroleum Refining Engineers and a Bachelor of Science in Mineral Engineering Chemistry. She has also has a Master of Science in Mineral Economics, a Master of International Political Economy of Resources, a Master of Business Administration, and a Doctor of Philosophy. Dr. Craig is a registered, professional engineer in the State of Colorado. The Board has determined that Dr. Craig is independent under NYSE MKT rules.

Key Attributes, Experience and Skills: Dr. Craig brings to the Board, among her other skills and qualifications, significant experience in the oil and gas industry that she gained while working as a drilling engineer, a reservoir engineer, and most recently, as a consultant. In addition, Dr. Craig is an expert in her field, as she has earned numerous degrees related to petroleum refining, mineral engineering, mineral economics, and international political economy, among other degrees. In light of the foregoing, our Board has concluded that Dr. Craig is well–qualified to serve as a director of the Company.

Other Public Company Board Service: Atlas Resource Partners, L.P. (NYSE: ARP)

Recent Past Public Company Board Service: None.

Terence Maxwell Barr, 63, was appointed Managing Director, Chief Executive Officer and President of the Company in January 2005. Mr. Barr is a petroleum geologist with over 30 years of experience, including 11 years with Santos. In recent years, he has specialized in tight gas exploration, drilling, and completion, and is considered an expert in this field. Prior to joining the Company, Mr. Barr was employed as Managing Director by Ausam Resources from 1999 to 2003 and was the owner of Barco Exploration from 2003 to 2005.

Key Attributes, Experience and Skills: Mr. Barr brings to the Board, among his other skills and qualifications, significant experience in the oil and natural gas industry that he gained while serving as an executive for the Company, Ausam Resources, and Barco Exploration.  With over 30 years of experience, he is considered an expert in the oil and natural gas field.  In light of the foregoing, our Board has concluded that Mr. Barr is well–qualified to serve as a director of the Company and its Managing Director.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Resolution 2—Adoption of Remuneration Report

We are asking our shareholders to approve, on an advisory basis per Australian rules, our remuneration report as set forth in our 2012 ASX Annual Report. That remuneration report was filed with the Australian Stock Exchange on September 14, 2012, was previously furnished on Form 8-K with the U.S. Securities Exchange Commission on September 15, 2012, and is attached to this U.S. Proxy Statement as Exhibit A. The Remuneration Report:

•	explains the Board’s policy for determining the nature and amount of remuneration of directors and senior executives of the Company;

•	sets out remuneration details for each director, the most highly remunerated Company executive and the five most highly remunerated group executives of the Company;

•	details and explains any performance conditions applicable to the remuneration of executive directors of the Company; and

•	provides an explanation of share–based compensation payments for each director and senior executive of the Company.

Shareholders will be asked to vote on the following ordinary resolution:

11

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

“That, for the purposes of section 250R(2) of the Corporations Act 2001 and for all other purposes, the Remuneration Report contained in the 2012 Annual Report which accompanied the notice convening this meeting be adopted by shareholders .”

You may vote “For,” “Against” or “Abstain” on Resolution 2. The advisory vote on Resolution 2 is non–binding, as provided by law. The Board does not make a recommendation on this advisory vote but will review the results of the votes and will take them into account in making a determination concerning the remuneration report.

Advisory Vote on “Named Executive Officer” Compensation

In accordance with the requirements of the U.S. Securities Exchange Act of 1934, the compensation paid to the Company’s “named executive officers, as disclosed in this Annexure “A” U.S. Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the “Executive Compensation” section of this U.S. Proxy Statement, is hereby submitted to an advisory vote of shareholders.

Our “named executive officers” are:

1. Terence M. Barr Managing Director, Chief Executive Officer and President

2. Robyn Lamont, Chief Financial Officer

3. David Ninke, Vice President – Exploration

4. Denis Rakich, Secretary

5. Dan Gralla, Vice President – Engineering

Note:

In accordance with Section 14A of the U.S. Securities Exchange Act of 1934, this resolution is advisory only and does not bind the Directors of the Company.

You may vote “For,” “Against” or “Abstain” on Advisory Vote. Advisory Vote A is non binding, as provided by law. The Board will review the results of the votes and will take them into account in making a determination concerning named executive officer compensation.

The Board recommends a “FOR” vote on Advisory Vote A.

AUDIT COMMITTEE MATTERS

Audit Committee Pre–Approval Policy

The charter of the Audit Committee includes certain procedures regarding the pre–approval of all engagement letters and fees for all auditing services and permitted non–audit services performed by the independent auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”). Pre–approval authority may be delegated to an Audit Committee member or a subcommittee comprised of members of the Audit Committee, and any such member or subcommittee shall report any decisions to the full Audit Committee at its next scheduled meeting. All services were approved by the Audit Committee pursuant to its pre–approval policies as in effect as of the relevant times.

Representatives of our independent auditors, PricewaterhouseCoopers LLP, will be present at the Annual General Meeting and will be available to respond to appropriate questions.

Fees Paid to Principal Accountants

	Fiscal Year Ended June 30,
	2012	2011
Audit fees	$811,898	$628,484
Audit–related fees	$0	$0
Tax fees	$0	$0
All other fees	$6,000	$0
Total	$817,898	$628,484

12

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Audit Committee Report

Our management is responsible for the preparation of our financial statements and our independent auditors PricewaterhouseCoopers LLP (“PWC”), is responsible for auditing our annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States (“US GAAP”). The Audit Committee is responsible for, among other things, reviewing and selecting our independent auditors, reviewing our annual and interim financial statements and pre–approving all engagement letters and fees for auditing services.

In the performance of its oversight function in connection with our financial statements as of and for the fiscal year ended June 30, 2012, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management and PWC — the Audit Committee’s review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	Discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	Received the written disclosures and the letter from PWC regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the independence of PWC with PWC; and

•	Reviewed and approved the services provided by PWC.

Based upon the reports and discussions described above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in our Annual Report on Form 10–K for the fiscal year ended June 30, 2012, as filed with the Securities and Exchange Commission on September 13, 2012. The Audit Committee has appointed PWC as our auditors for the fiscal year ending June 30, 2013.

AUDIT COMMITTEE:

Dr. Victor Rudenno

Mr. Keith Skipper

Dr. DeAnn Craig

ORDINARY SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

This section sets forth information regarding the beneficial ownership of our ordinary shares, including ordinary shares held by means of ADSs, by certain holders of our ordinary shares and by our executive officers and directors. Beneficial ownership has been determined in accordance with applicable SEC rules, pursuant to which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire voting or investment power within 60 days.

As of September 20, 2012, Samson does not know of any beneficial owners of more than 5% of the Company’s ordinary shares. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us.

13

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

The following table sets forth information regarding beneficial ownership of our ordinary shares by our executive officers and directors as of September 20, 2012. Except as otherwise indicated, (i) the address of the persons listed below is c/o Samson Oil & Gas Limited, 1331 17th Street, Suite 710, Denver, CO 80202 and (ii) the persons listed below, to our knowledge, have sole voting and investment power with respect to all shares of ordinary shares shown as beneficially owned by them, subject to the application of community property laws where applicable. To the Company’s knowledge, none of the ordinary shares held by our executive officers and directors have been pledged as security as of that date. Beneficial ownership representing less than 1% is denoted with an asterisk.

	Ordinary Shares Beneficially Owned
Name	Amount of Ordinary Shares	Percent of Total Ordinary Shares
Terence Maxwell Barr(1)	22,539,102	*
Dan Gralla(2)	5,580,927	*
Robyn Lamont(3)	9,138,705	*
David Ninke(4)	8,779,291	*
Denis Rakich(5)	3,333,332	*
Victor Rudenno(6)	11,036,502	*
Keith Skipper(7)	7,236,502	*
DeAnn Craig(8)	4,000,000	*
Directors and Current Executive Officers as a group (eight persons)	71,644,361	3.98%

(1)	Consists of 12,044,062 ordinary shares, 24,104 ADSs (482,080 ordinary shares), currently exercisable options to purchase 10,000,000 ordinary shares, and currently exercisable warrants to purchase 12,960 ordinary shares.
(2)	Consists of 70,713 ADSs (1,414,260 ordinary shares) and currently exercisable options to purchase 4,166,667 ordinary shares.
(3)	Consists of 1,931,178 ordinary shares, 25,543 ADSs (510,860 ordinary shares), currently exercisable options to purchase 6,666,667 ordinary shares, and currently exercisable warrants to purchase 30,000 ordinary shares.
(4)	Consists of 105,631 ADSs held free of restrictions (2,112,624 ordinary shares), and 6,666,667 options currently exercisable.
(5)	Consists of currently exercisable options to purchase 3,333,333 ordinary shares.
(6)	Consists of 4,236,502 ordinary shares, options currently exercisable to purchase 6,500,000 ordinary shares, and currently exercisable warrants to purchase 300,000 ordinary shares.
(7)	Consists of 736,502 ordinary shares and currently exercisable options to purchase 6,500,000 ordinary shares.
(8)	Consists of currently exercisable options to purchase 4,000,000 ordinary shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we discuss our compensation philosophy and objectives, what the compensation program is designed to reward, and the materials elements of the compensation program for our named executive officers (“executive officers”). Our compensation committee is comprised of the three independent members of the Board: committee chairperson Keith Skipper, Dr. Victor Rudenno and Dr. DeAnn Craig.

Compensation Philosophy and Objectives

The Compensation Committee believes that:

•	executive interests should be aligned with shareholder interests;

•	executive compensation should be structured to provide appropriate incentive and reasonable reward for the contributions made and performance achieved; and

•	a competitive compensation package must be provided to attract, motivate, and retain experienced and talented executives.

14

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Our executive compensation program is designed to align pay with both short–term and long–term company performance. The intent of the program is to put a substantial portion of compensation at risk and tied to performance, and to reward unique or exceptional contributions to overall sustainable value creation for shareholders. The Compensation Committee’s intent is to maintain an executive compensation program that:

•	encourages growth in our oil and natural gas development and exploration, cash flow, balance sheet discipline, cost containment and achievement of production targets;

•	aligns executive and shareholder interests by creating an ongoing equity ownership position for executives;

•	attracts, motivates and retains superior executive talent over the long–term; and

•	provides compensation opportunities for high–performing executives.

The components of our executive compensation are presented below and discussed in more detail later in this report:

•	a base salary that is competitive to the base salaries offered by other oil and gas exploration and production enterprises similar to our Company, the actual level of which is determined by individual performance, experience, and personal competencies;

•	annual cash incentive compensation for achieving targeted performance levels; and

•	ordinary share options to reward achievement of Company objectives, individual responsibility and productivity, and high quality work.

While the Compensation Committee believes the total compensation of our executive officers should be competitive to companies approximately our size in the same industry, it will not mechanically apply the above compensation components. Rather, careful consideration is given to the appropriate percentage mix of such components so that each of our executive officers is individually and appropriately incentivized. In addition, the Compensation Committee may approve case–specific compensation plans to accommodate individual circumstances or non–recurring situations, as appropriate.

Employment Agreements

We entered into revised employment agreements with each of our executive officers (except for Mr. Rakich) effective as of January 1, 2011, pursuant to which each executive officer will receive benefits if his or her employment is terminated (other than for cause) by our Company, by the executive officer’s death or disability or in certain circumstances following a change in control. These arrangements reinforce and encourage our executive officers’ continued attention and dedication to their duties without the distraction arising from the possibility of a change in control of our Company and are intended to facilitate a smooth transition in the event of a change in control of our Company. In addition, these arrangements provide our executive officers with severance to help ease their financial transition from our Company. The details and amount of these benefits are described in the table below “—Potential Payments Upon Termination or Change in Control.”

Setting Compensation

Management provides the Compensation Committee with summary compensation information to assist it in understanding the totality of our executive compensation and benefit programs. This information shows the total dollar value of an executive officer’s accumulated compensation and benefits. These summaries provide the Compensation Committee with important information useful in analyzing and understanding the design, operation, and effectiveness of our executive compensation programs. During the year ended June 30, 2012 management retained Mercer (US) Inc. and Enercom Inc.. to provide advice regarding compensation. In particular, Enercom delivered a report to the company in August 2011 regarding possible peer group companies and Mercer conducted a compensation review and delivered its report to the company in November 2011.

The Compensation Committee approves the final determination of compensation for Mr. Barr, our Managing Director, President and Chief Executive Officer. Mr. Barr makes recommendations to the Compensation Committee with respect to the compensation of our other executive officers based on the individual performance of each executive. In making its determinations with respect to compensation of our Chief Executive Officer and other executive officers, the Compensation Committee reviews the summary compensation information for each executive officer and considers the executive officer’s base salary, potential payments under selected performance scenarios and termination of employment and change–in–control scenarios, as well as accumulated equity in our Company, all in light of peer group practices. The purpose of this process is to analyze the total amount of actual and projected compensation of our executive officers and to determine whether any one component of compensation should be changed. The Compensation Committee then considers whether the actual and projected compensation is aligned with its compensation philosophy and competitive market practices.

15

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

The Compensation Committee has determined that the compensation of our executive officers, both the total and its components, is generally consistent with the Compensation Committee’s expectations, philosophy, and current market practices.

Elements of Compensation

There are three primary components of our executive compensation program: (1) base salary; (2) annual cash bonuses; and (3) equity-based awards. Company perquisites are a minor element of our executive compensation program. Each element is described below.

Base Salary. The Compensation Committee believes that base salary is a critical element of executive compensation for attracting and retaining outstanding employees at all levels. The base salaries of our executive officers are reviewed by the Compensation Committee on the contract renewal date and adjusted from time to time to realign salaries with market levels, after taking into account individual responsibilities, performance, and experience. Base salaries are targeted for all executive officers at a level that is competitive with the base salaries offered by companies of similar size in our industry. Individual salaries take into account the individual’s performance, experience, and personal competencies.

For fiscal 2012, based upon the substantially improved financial performance of the Company as of the end of fiscal 2011 and a review of base salaries for comparable positions by companies of similar size in our industry, the independent directors determined that salary increases were warranted at that time.

Annual Cash Bonuses. On February 8, 2012, the Company’s Compensation Committee awarded the Company’s executive officers performance bonuses for the calendar year 2011. The cash bonuses were based upon a formula derived from the officers’ annual compensation and the difference between the combined volume weighted average price for the Company’s ordinary shares and American Depositary Shares in December 2011 compared to the corresponding prices in December 2010. The terms of the 2011 cash bonuses are also set forth in each officer’s employment agreement (with the exception of Denis Rakich) with the Company which are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended June 30, 2011.

The awards for the calendar year 2011 were as follows:

Terence M. Barr: $250,800

David Ninke: $137,712

Dan Gralla: $127,680

Robyn Lamont: $106,248

Denis Rakich: A$54,720. The US$ equivalent of A$54,720 as of the date of the award February 8, 2012 was $59,098 (A$1.00=US$1.0800).

A new bonus arrangement was put in place for the period January 1, 2012 to June 30, 2012. Bonuses would be earned by meeting the thresholds set by the Board for each of the three performance criteria: ordinary share price growth, reserve growth and production growth. Each metric was treated individually. Additionally the bonus pool included a discretionary component available for award by the Compensation Committee for performance by an individual outside of the performance criteria. To achieve the full cash bonus award in totality, the company had to meet the targeted thresholds for all three criteria. The cash bonus plan also included a set of “Stretch” targets, which would reward the achievement of extraordinary results for Samson shareholders.

The weighting of each of these metrics and the discretionary component for the six months ended June 30, 2012 is shown in this table:

Metric	Weight	Minimum	Target	Stretch
Production(1)	20%	55,000 bbls	75,000 bbls	100,000 bbls
Reserves(2)	20%	0.853 MMstb	1.1595 MMstb	1.546 MMstb
Ordinary Share Price (VWAP)	30%	12 cents	15 cents	18 cents
Discretionary	30%

16

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

(1) Barrels net to the Company after royalties between January 1, 2012 and June 30, 2012.

(2) Reserves as defined by the SEC and independently evaluated as of June 30, 2012.

1.	For performance between achievement values, a pro rata cash award would be paid. Pro rata weighting would be applied to cash awards for performance above the Minimum and below the Stretch. No pro rata adjustment will be made for performance below the Minimum or for performance above the Stretch.

2.	The target values are as of June 30, 2012.

The levels for the weighting of each performance metric level were:

Performance Achieved	% of Target Cash Award
Below Minimum:	0%
Meeting Minimum:	25%
Meeting Target:	100%
Meeting Stretch:	200%

The Target cash award for each named executive officer was equal to 50% of the following percentages of base salary on January 1, 2012:

125% – Terence M. Barr (based on annual salary of $420,000).

80% – David Ninke (based on annual salary of $276,717), Dan Gralla (based on annual salary of $265,300), Robyn Lamont (based on annual salary of $242,000).

50% – Denis Rakich (based on annual salary of $109,090).

While none of the quantitative thresholds were met because of a lack of successful drilling efforts during the bonus period, in August 2012, the Compensation Committee nevertheless awarded 20% of the bonus pool, or an aggregate of $133,168 for all of the officers, from the 30% discretionary component of the bonus, in recognition of the officers’ diligent efforts throughout the period. The Committee also awarded an additional $10,000 to Robyn Lamont, CFO, for her excellent work in corporate budget control and SEC reporting.

The awards were as follows:

Terence M. Barr: $46,820

David Ninke: $21,473

Dan Gralla: $19,102

Robyn Lamont: $18,779

Denis Rakich: $3,818

The Compensation Committee has also resolved to adopt an annual cash bonus plan for the year ending June 30, 2013 using the same four metrics as in fiscal 2012, namely (i) Production, (ii) Reserves, (iii) Ordinary Share Price (VWAP) and (iv) Discretionary, with the same weightings as in fiscal 2012, but the Committee has not yet adopted a plan, or established the quantitative criteria or targets for the first three metrics pending completion of the annual budget process for the year ending June 30, 2013.

Equity-based Awards. We believe that granting options to purchase ordinary shares and other equity incentive instruments, such as restricted stock, to our executive officers creates an ownership culture that encourages long–term performance. We also believe that such equity–based awards are a fair form of equity compensation because they align the recipient’s interests with those of our shareholders. We currently sponsor the Samson Oil & Gas Stock Option Plan which authorizes the issuance of options to directors, executive officers and other employees. In the fiscal year ended June 30, 2012, zero options were granted under the Samson Oil & Gas Stock Option Plan to executive officers.

17

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

We previously recommended that our shareholders approve a long term incentive plan (“LTIP”) that included the authority to issue restricted stock, performance awards and other equity incentive instruments to our executive officers. Shareholder approval of the LTIP was originally scheduled for a vote at a May 10, 2012, meeting of shareholders but we ultimately elected to withdraw the proposal to adopt the LTIP, as well as other related proposals, prior to any vote being taken. We continue to believe that the adoption of some kind of LTIP is important to our ability to attract and retain highly capable officers and employees for our business, as the competition for skilled geologists, petroleum engineers and other professionals essential to the success of our business remains acute. Accordingly, we do intend to recommend another LTIP or similar program in the future to ensure that we have the capability to hire and retain talented officers and employees in the future.

Perquisites and Other Compensation

We have provided, and intend to continue to maintain, relatively modest executive benefits and perquisites for our executive officers. The independent directors in their discretion may, however, elect to revise, amend or add to our executive officers’ benefits and perquisites if they deem it advisable to do so.

The Company maintains a health insurance plan and a 401(k) plan (including matching Company contributions), that are provided to all employees located in the United States. The Company is required by Australian law to contribute a portion of the gross income of any employee and certain directors located in Australia to an approved superannuation fund. The Company contributes to the superannuation fund for Denis Rakich and Keith Skipper.

Risk Considerations

The Compensation Committee and management have reviewed our compensation policies and practices and believe they encourage prudent business decisions and do not create or encourage excessive risks or risk taking that is reasonably likely to result in a material adverse impact on the Company.

Compensation Committee Interlocks and Insider Participation

None of members of the Compensation Committee have been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its executive officers and the Compensation Committee, nor has any such interlocking relationship existed in the past. Mr. Barr did not participate in deliberations concerning his own compensation as Managing Director, Chief Executive Officer and President.

Compensation Committee Report

We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this U.S. Proxy Statement and, through incorporation by reference from this U.S. Proxy Statement, the Company’s Annual Report on Form 10–K for the fiscal year ended June 30, 2012.

Compensation Committee:

Mr. Keith Skipper

Dr. Victor Rudenno

Dr. DeAnn Craig

Executive Officer Compensation in Fiscal Year Ended June 30, 2012

Summary Compensation Table

The following table summarizes the total compensation paid or earned by our principal executive officer, our principal financial officer, and our three other executive officers other than the principal executive officer and principal financial officer who were serving as executive officers as of June 30, 2012 (the “named executive officers” ).

18

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Name and Principal Position	Fiscal Year Ended June 30	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation(5) ($)	All Other Compen- sation ($)(6)	Total ($)
Terence M. Barr	2012	386,892		–		–	–		165,620	42,486	594,998
Managing	2011	333,169		262,500		54,439	501,000	(3)	132,000	34,674	1,185,782
Director,	2010	212,644		–		38,735	–		–	10,966	262,345
Chief Executive Officer and President

Robyn Lamont	2012	230,343		10,000	(2)	-	112,727		69,017	23,389	493,794
Chief Financial	2011	211,477		30,000		24,386	195,065	(4)	55,920	20,334	481,262
Officer	2010	134,728		–		17,351	–		–	16,726	168,805

David Ninke	2012	270,973		–			112,727		86,705	32,640	503,045
Vice President–	2011	241,479		135,000		23,378	195,065	(4)	72,480	24,031	618,953
Exploration	2010	168,860		–		16,634	14,218		–	16,691	216,403

Denis Rakich	2012	123,848		–		–	80,519		31,489	12,384	248,240
Secretary	2011	108,261		16,796		15,784	139,332	(4)	28,800	10,826	290,999
	2010	84,541		–		10,025	–		–	6,837	101,403

Dan Gralla	2012	264,330		–		–	112,727		79,582	25,698	482,337
Vice President–	2011	132,648	(1)	–		–	195,065	(4)	67,200	7,350	335,063
Engineering	2010	–		–		–	–		–	–	–

(1) Mr. Gralla’s employment as the Company’s Vice President – Engineering commenced on January 1, 2011.  Mr. Gralla’s association with the Company commenced in August 2009 as a consulting engineer through his employment with Whitehall Engineering, a firm he controlled, that provided consulting services to Samson.  From July 1, 2010 to December 31, 2011, Whitehall Engineering received $158,952, including a bonus of $42,500.

(2) The Compensation Committee awarded $10,000 to Robyn Lamont, CFO, for her excellent work in corporate budget control and SEC reporting. This amount was earned in the fiscal year ended June 30, 2012 but not paid until after June 30, 2012.

(3) These options have an expiry date of October 31, 2014 and an exercise price of A$0.08 cents per share. The aggregate grant date fair value was A$0.051. These amounts reflect the Company’s accounting expense under U.S. GAAP and do not correspond to the actual value that will be realized by the executive officers.  The corresponding valuation under IFRS would be A$0.036.

(4) These options have an expiry date of December 31, 2014 and an exercise price of A$0.08 cents per share.  The aggregate grant date fair value was A$0.047. These amounts reflect the Company’s accounting expense under U.S. GAAP and do not correspond to the actual value that will be realized by the executive officers. The corresponding valuation under IFRS would be A$0.031.

(5) Amounts shown represent annual cash incentive bonus awards, which are discussed above in “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonuses.” A portion of the amount of cash awards for fiscal 2012 reflect cash compensation earned in fiscal 2012 but not paid until after June 30, 2012.

(6) The amounts for 2012 entitled “All Other Compensation” are detailed in the following table:

19

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

	Qualified		Premium
	Retirement		Towards
	Plan		Health	Automobile
	Employer		Insurance	Running
	Match		Plans	Costs
Name	($)		($)	($)
Terence Maxwell Barr	15,340		14,503	12,643
Robyn Lamont	12,967		3,700	6,722
David Ninke	15,043		10,413	7,184
Denis Rakich	12,384	(1)	-	-
Dan Gralla	15,340		2,730	7,628

(1) Australian law superannuation contributions made by the Company.

Grants of Plan–Based Awards

As discussed above, the only awards granted in the fiscal year ended June 30, 2012 were the annual cash awards, and the amount of these awards has been determined as disclosed above under “— Elements of Compensation—Annual Cash Bonuses”.

						All Other
					All Other	Option Awards:
					Stock	Number of
		Estimated Possible Payouts			Awards:	Ordinary	Grant Date
		Under Non–Equity Incentive			Number of	Shares	Fair Value
		Plan Awards			Ordinary	Underlying	of Stock and
	Grant	Threshold	Target	Maximum	Shares	Options	Option Awards
Name	Date	($)	($)(1)	($)	(#)	(#)	($)
Terence M. Barr	12/31/11	$131,250	$262,500	$525,000	-	-	-
Robyn Lamont	12/31/11	$48,400	$96,800	$193,600	-	-	-
David Ninke	12/31/11	$55,343	$110,687	$221,374	-	-	-
Denis Rakich	12/31/11	$13,636	$27,273	$54,545	-	-	-
Dan Gralla	12/31/11	$53,060	$106,120	$212,240	-	-	-

Outstanding Equity Awards

The following table summarizes the holdings of stock options by our named executive officers as of June 30, 2012. Each equity grant is shown separately for each named executive officer.

	Option Awards
	Number of		Number of
	Securities		Securities		Option
	Underlying		Underlying		Exercise	Option
	Options (#)		Options (#)		Price	Expiration
Name	Exercisable		Unexercisable		($)	Date
Terence Maxwell Barr	10,000,000	(1)	–		A$0.08	10/31/2014

Robyn Lamont	4,666,667	(1)	2,333,333	(1)	A$0.08	12/31/2014
	2,000,000	(2)	–		A$0.30	10/10/2012

David Ninke	4,666,667	(1)	2,333,333	(1)	A$0.08	12/31/2014
	2,000,000	(2)	–		A$0.25	05/11/2013

Denis Rakich	3,333,333	(1)	1,666,666	(1)	A$0.08	12/31/2014

Dan Gralla	4,166,666	(1)	2,333,334	(1)	A$0.08	12/31/2014

(1) Options to purchase ordinary shares exercisable into ordinary shares on a 1:1 ratio vest in equal installments annually over three years beginning on January 31, 2012.

(2) Options to purchase ordinary shares exercisable into ordinary shares on a 1:1 ratio were granted in 2007.  All options have vested.

20

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Option Exercises and Stock Vested

The following table summarizes compensatory option exercises and vesting of stock for our executive officers for fiscal year ended June 30, 2012. The amount shown in the “Value Realized on Exercise” column reflects the difference between the exercise price and the market value of the shares on the date of exercise.

	Option Awards		Stock Awards
Number
of
	Shares		Number of
	Acquired	Value	Shares	Value
	on	Realized on	Acquired	Realized on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
Terence Maxwell Barr	-	-	-	-
Robyn Lamont	-	-	-	-
David Ninke	-	-	-	-
Denis Rakich	-	-	-	-
Dan Gralla	-	-	-	-

Pension Benefits

We do not have any tax–qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our executive officers in connection with their retirement.

Non Qualified Defined Contribution and Other Deferred Compensation Plans

We do not have any non–qualified defined contribution plan or other deferred compensation plans that provide for payments or other benefits to our executive officers.

Potential Payments upon Termination or Change in Control

The table below reflects estimated amounts of compensation payable by us to each of our executive officers (except for Mr. Rakich who does not have an employment agreement with the Company) upon their termination of employment with us. The actual amounts to be paid out can only be determined at the time of such executive officer’s termination. Regardless of the manner in which an executive officer terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	accrued salary;

•	ordinary share options awarded, to the extent vested;

•	any amounts payable pursuant to the terms of company plans and policies (e.g. incentive compensation plan, unused vacation pay, any distributions due under health or disability insurance plans);

•	reimbursement of expenses incurred prior to the date of termination; and

•	amounts contributed and vested under our 401(k) plan.

If an executive officer’s employment is terminated without cause, death or disability, then we will also pay the executive officer an amount equal to his or her total salary for the difference between the 90 days notice of termination that is required by each employment agreement, and the actual notice given by the Company, subject to all appropriate withholdings and deductions. A “resignation with good reason” of an executive officer is treated the same as a termination without cause by the Company. A change in compensation or benefits not permitted under the employment agreement, including a failure to have a cash bonus plan in place, can be the basis for a resignation with good reason under the employment agreements.

21

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

For executive officers whose employment agreement contain change in control provision, if there is a change in control of the Company at any time during the term of the employment agreement, however, whether before or after any notice of termination without cause, then the executive officer shall be entitled to receive notice of the effective date of termination 12 months prior to such date. If there is a change in control during the term of the employment agreement and the Company provides executive officer with a notice of termination that is less than the change in control notice period, then the severance payments shall be based on the difference between the change in control notice period and the actual notice given by the Company.

A “change in control” is generally deemed to occur under the employment agreements if (i) any person, entity or group becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting securities of the Company; or (ii) as a result of, or in connection with, any tender offer, exchange offer, merger, business combination, sale of assets or contested election of directors, the persons who were directors of the Company immediately before such a transaction no longer constitute a majority of the directors of the Company; or (iii) the Company is merged or consolidated with another corporation or entity and, as a result of the merger or consolidation, less than 50.1% of the outstanding voting securities of the surviving corporation or entity is then owned in the aggregate by the former shareholders of the Company; or (iv) the Company transfers all or substantially all or substantially all of its assets to another company which is not a wholly owned subsidiary of the Company.

The following table shows the potential payments upon termination of employment of our executive officers as of June 30, 2012. For the purposes of this table, it is assumed that the terminated employee receives the maximum payment under his or her employment agreement with the Company.

Name	Termination Event	Cash Severance Payment ($)	Accelerated Vesting ($) (1)	Continuation of Additional Benefits ($)	Total ($)
Terence M. Barr	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason:	105,000	–	6,542	111,542
	Disability:	105,000	–	–	105,000
	Death:	105,000	–	–	–
	Change in Control:	–	–	–	–

Robyn Lamont	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason:	60,500	–	6,143	66,643
	Disability:	60,500	–	6,143	66,643
	Death:	60,500	–	–	60,500
	Change in Control:	242,000	0	24,573	266,573

David Ninke	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason:	69,179	–	6,494	75,673
	Disability:	69,179	–	6,494	75,673
	Death:	69,179	–	–	69,179
	Change in Control:	276,717	0	25,977	302,694

Denis Rakich	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason :	–	–	–	–
	Disability:	–	–	–	–
	Death:	–	–	–	–
	Change in Control:	–	–	–	–

Dan Gralla	Voluntary or For Cause:	–	–	–	–
	Without Cause or For Good Reason:	66,325	–	3,675	70,000
	Disability:	66,325	–	3,675	66,325
	Death:	66,325	–	–	66,325
	Change in Control:	265,300	0	14,700	280,000

(1)	Options to purchase ordinary shares exercisable into ordinary shares on a 1:1 ratio vest in equal installments annually over three years beginning on January 31, 2012. As of June 30, 2012, all options were out-of-the-money. The closing price of our ordinary shares on the ASX on June 30, 2012 was A$0.05, and the exercise price of the unvested options, is A$0.08. The number of options held by each named executive officer is listed above in the “Summary Compensation Table.”

22

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Director Compensation in 2012

Each member of the Board received A$80,000 per annum. The chairman of the Board received an additional A$25,000  per annum. The U.S. dollar amounts are in the table directly below. Mr. Barr receives no additional compensation for serving as a director.

Director Summary Compensation Table

The following table summarizes the compensation we paid to our non–employee directors during fiscal year ended June 30, 2012.

				Australian
				superannuation
	Fees Earned			contributions
	or Paid	Stock	Option	made by the
	in Cash	Awards	Awards	Company	Total
Name	($)	($)	($)	($)	($)
Victor Rudenno	98,040	-	-	-	98,040
Keith Skipper	65,553	-	-	6,687	72,240
DeAnn Craig	73,949	-	308,407	-	382,356

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information regarding ordinary shares issuable upon the exercise of options and warrants granted under our equity compensation plans as of June 30, 2012.

Number of securities
	Number of securities to be	Weighted – average	remaining available for
	issued upon exercise of	exercise price of	future issuance under equity
	outstanding options,	outstanding options,	compensation plans
	warrants and rights	warrants and rights	(excluding securities
Plan Category	(a)	(b)	reflected in Column (a))
Equity compensation plans not approved by security holders	8,000,000	$0.015	As determined by Board

Policy Regarding Related Person Transactions

The Audit Committee has adopted a written policy regarding the review and approval of transactions between us and any “related person.”  Pursuant to the Audit Committee charter, the Audit Committee must review any transaction involving the Company and any related party at least once a year or upon any significant change in the transaction or relationship. The Committee shall also oversee any related party transactions. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of SEC Regulation S–K, as it may be amended from time to time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of the copies of such reports available to us and written representations that no other reports were required, we believe that all reporting obligations of our officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended June 30, 2012.

23

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

CORPORATE GOVERNANCE

General

Our business is managed under the direction of the Board. In connection with its oversight of our operations and governance, the Board has adopted, among other things, the following:

•	a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues; and

•	charters of the Audit Committee and Compensation Committee of the Board.

Each of these documents can be viewed on our website at www.samsonoilandgas.com. We will disclose on our website any amendment or waiver of the Code of Business Conduct and Ethics in the manner required by SEC and NYSE MKT rules. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Samson Oil & Gas Limited, 1331 17th Street, Suite 710, Denver, Colorado 80202.

The Board meets regularly to review significant developments affecting us and to act on matters requiring its approval. Directors are requested to make attendance at meetings of the Board and Board committees a priority, to come to meetings prepared, having read any materials provided to them prior to the meetings and to participate actively in the meetings. The Board held 13 meetings in fiscal year ended June 30, 2012 and acted eight times by written consent. No director, during his period of service in this fiscal year, attended fewer than 75% of the total number of meetings of the Board and committees on which he served. Directors are expected to attend the Annual General Meeting. All directors attended the 2011 annual shareholders’ meeting.

Board Committees

The composition and primary responsibilities of the Audit Committee and the Compensation Committee are described below.

The Audit Committee currently consists of Messrs. Rudenno, Skipper and Craig, with Dr. Craig acting as Chairman. The primary function of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Among other things, the committee is responsible for reviewing and selecting our independent registered public accounting firm and reviewing our accounting practices. The Board has determined that Dr. Rudenno of the committee qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S–K and that each member of the committee is independent under applicable NYSE MKT and SEC rules. See “Resolution 1—Election of Directors—Board of Directors” for a summary of the business experience of each member of the committee. During fiscal year ended June 30, 2012, the Audit Committee held four meetings and acted nil times by written consent.

The Compensation Committee currently consists of Messrs. Rudenno, Skipper and Craig, with Mr. Skipper acting as Chairman. The purpose of the Committee is to (i) discharge the Board’s responsibilities relating to the compensation of Samson’s executive officers and directors, (ii) review and discuss with management the Compensation Discussion and Analysis to be included in the U.S. Proxy Statement and Annual Report on Form 10–K and (iii) prepare the Compensation Committee Report required by Securities and Exchange Commission rules for inclusion in Samson’s annual report and U.S. Proxy Statement in order to recommend that the Compensation Discussion and Analysis be included in such U.S. Proxy Statement and annual report. The Board has determined that each member of the committee is (i) independent under applicable NYSE MKT rules, (ii) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and (iii) an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). During fiscal year ended June 30, 2012, the Compensation Committee held one meeting and acted nil times by written consent. The Compensation and Audit Committees also communicate frequently by email.

The Committee shall endeavor to ensure that compensation programs are designed to encourage high performance, promote accountability and align the affected employees’ interests with those of the Company’s shareholders.

Due to the Company’s small size and limited number of directors and officers, the Company does not have a nominating committee. The three independent directors perform certain functions of a nominating committee; in particular, the independent directors: (i) oversee compliance by Samson, the Board and its committees with corporate governance principles; (ii) advise the Board with respect to the structure and composition of committees of the Board, (iii) are responsible for overseeing the annual review of the Board’s performance, (iv) recommend the compensation of the Company’s directors, and (v) address related matters. The full Board votes when selecting Board nominees.

24

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

The Board does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates, but considers diversity as part of its overall assessment of the board’s functioning and needs. The committee may retain a search firm to assist it in identifying potential candidates, but it has not done so to date.

Director Independence

The Board has determined that, other than Mr. Barr, each member of the Board is independent under NYSE MKT rules. Pursuant to these rules “independent director” means a person other than an executive officer or employee of the Company. No director qualifies as independent unless the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, there are a number of specific criteria that would disqualify a director from being considered independent, none of which apply to the Company’s three directors besides Mr. Barr.

Managing Director

The Company’s constitution enables the Board to appoint one or more managing directors. The Board may delegate any of the powers of the Board to a managing director, as permitted by applicable law. The Board may remove the managing director from the office of managing director at any time. The company’s constitution exempts the managing director from retiring by rotation with the rest of the members of the Board, and the managing director is therefore never up for election at any annual general meeting.

Non–Management Sessions

The Board meets in executive session without non-independent directors and management as it deems necessary. In addition, all three non-independent members of the Board are members of the Audit Committee and the Compensation Committee. Therefore, every time each of these committees meets, the Board is holding meetings in executive session.

Communicating with the Board of Directors

Interested parties may direct correspondence to the Board or to any individual director by mail to the following address: Samson Oil & Gas Limited, Attn: Chairman, Board of Directors, 1331 17th Street, Suite 710, Denver, Colorado 80202.

Communications should indicate (i) the type and amount of Samson securities held by the person submitting the communication, if any, and/or the nature of the person’s other interest in Samson, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person’s mailing address, e–mail address and telephone number. Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

Absence of Appraisal Rights

We are incorporated under the laws of Australia and, accordingly, are subject to the Australian Corporations Act 2001. Under the Corporations Act 2001, our shareholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the Annual General Meeting.

Proposals by Holders of Ordinary Shares and Holders of ADSs

Any proposal that a holders of ordinary shares or ADSs wishes to include in proxy materials for our 2013 Annual General Meeting of shareholders pursuant to SEC Rule 14a–8 must be received no later than Tuesday, June 11, 2013 and must be submitted in compliance with the rule.  If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.  Proposals should be directed to Samson Oil & Gas Limited, Attn: Secretary, Level 36, Exchange Plaza, 2 The Esplanade Perth, Western Australia 6000.

Pursuant to SEC Rule 14a–4(c)(1), if our Secretary receives any shareholder proposal at the address listed above after Friday, August 23, 2013  that is intended to be presented at the 2013 Annual General Meeting without inclusion in the U.S. Proxy Statement for the meeting, all proxies will have discretionary authority to vote on such proposal.

25

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Notwithstanding the foregoing, any nomination for director that a shareholder wishes to propose for consideration at the 2013 Annual General Meeting of shareholders, but does not seek to include in our U.S. Proxy Statement under applicable SEC rules, must be received at our principal executive offices no later than 30 business days before the 2013 Annual General Meeting pursuant to Section 3.5 of the Company’s constitution. Section 3.5 of our Constitution also requires that the Company receive a consent to act as a director signed by the person who is nominated at least 30 business days before the 2013 Annual General Meeting. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise proceed pursuant to the Company’s constitution and the Corporations Act 2001.

Board Leadership Structure and Risk Management

Dr. Rudenno serves as our Chairman of the Board and our lead independent director. His duties in that role include presiding at executive sessions of the independent directors, reviewing agendas for board meetings, reviewing with the Managing Director, Chief Executive Officer and President his annual goals and objectives, and consulting with the Board regarding its evaluation of the performance of the Managing Director, Chief Executive Officer and President. The Board believes that Dr. Rudenno’s strong leadership as lead independent director, together with its supermajority of independent directors and other aspects of its governance, provides appropriate independent oversight to Board decisions.

Mr. Barr currently serves as our Managing Director, Chief Executive Officer and President. Each of our other directors is an independent director under the rules of the NYSE MKT. Mr. Barr has served as Managing Director, Chief Executive Officer and President since January 2005. Accordingly, the Board believes that he is uniquely qualified to be the person who typically sets the agenda for, and leads discussions of, strategic issues for the Company.

The Board oversees the risks involved in the Company’s operations as part of its overall oversight function, integrating risk management into the Company’s overall compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee has specific responsibilities relating to risk management. Among other things, the Audit Committee, pursuant to its charter, addresses Company policies with respect to risk assessment and risk management, and reviews major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. The independent directors of the Board consider risk and risk management issues in the course of performing their duties with respect to compensation and governance issues, respectively.

26

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

EXHIBIT A

REMUNERATION REPORT

Remuneration Report

The remuneration report is set out under the following headings:

A      Principles used to determine the nature and amount of remuneration

B      Details of remuneration

C      Service agreements

D      Company performance

The information provided in this remuneration report has been audited as required by section 308 (3C) of the Corporations Act 2001.

A     Principles used to determine the nature and amount of remuneration

The objective of the Consolidated Entity’s executive reward framework is to ensure reward for performance is competitive and appropriate for the results delivered. The performance of the Company depends upon the quality of its Directors and executives. To be successful and maximise shareholder wealth, the Company must attract, motivate and retain highly skilled Directors and executives.

Remuneration packages applicable to the executive Directors, senior executives and non-executive Directors are established with due regard to:

•	Performance against set goals
•	Ability to attract and retain qualified and experienced Directors and senior executives.

During the year, the Company formed a Compensation Committee. Dr DeAnn Craig, Dr Victor Rudenno and Mr Keith Skipper are the current members of the Compensation Committee. The Compensation Committee is responsible for determining and reviewing compensation arrangements for Directors and executives. The Committee assesses the appropriateness of the nature and amount of remuneration of Directors and executives on a periodic basis by reference to relevant employment market conditions with the overall objective of ensuring maximum stakeholder benefit from the retention of a high quality Board and executive team.

Non-executive Director Remuneration

Fees and payments to non-executive Directors reflect the demands which are made on, and the responsibilities of, the Directors. Non-executive Directors’ fees and payments are reviewed annually by the board. The Chair’s fees are determined independently of the other non-executive Directors. The Chair is not present at any discussions relating to determination of his own remuneration.

The ASX Listing Rules specify that the aggregate remuneration of non-executive Directors shall be determined from time to time by a general meeting. An amount not exceeding the amount determined is then divided between Directors as agreed. The latest determination was at the Annual General Meeting held on 18 November 2010 when shareholders approved an aggregate remuneration of A$500,000 per annum. The amount of aggregate remuneration sought to be approved by shareholders and the manner in which it is apportioned amongst Directors is reviewed annually.

27

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Non-executive Directors are encouraged by the Board to hold shares in the Company (purchased by Directors on market). It is considered good governance for Directors to have a stake in the Company on whose Board they sit.

Remuneration Incentives

The Company does not have a policy in place limiting the Directors exposure to risk in relation to the Company’s options.

The remuneration of non-executive Directors for the year ended 30 June 2012 and 2011 is detailed in Table 1 and Table 2 of this report.

Executive Remuneration

The Company aims to reward executives with a level and mix of remuneration commensurate with their position and responsibilities within the Company and so as to:

•	Align the interests of executives with those of shareholders;
•	Link reward with strategic goals and performance of the Company; and
•	Ensure total remuneration is competitive by market standards.

Base pay for executives is reviewed on the contract renewal date to ensure the base pay is set to reflect the market for a comparable role. There are no guaranteed base pay increases included in any executives’ contracts.

Remuneration consists of fixed remuneration and remuneration incentives in the form of options issued in the Company.

The level of fixed remuneration is reviewed annually by the Board having due regard to performance against goals set for the year and relevant comparative information. The Board has access to external advice independent of management if required. During the year ended 30 June 2012 the Board sought advice from Mercer (USA) Inc in regards to the remuneration, including long term incentives for employees, of the Consolidated Entity. The cost of this advice was approximately $50,000.

Remuneration Incentives

Directors’ remuneration is not linked to either long term or short term incentives. The Board feels that the expiry date and exercise price of the options issued to the Directors in the current and prior years are sufficient to align the goals of the Directors and executives with those of the shareholders to maximise shareholder wealth. There are no performance criteria or service conditions attached to options issued to Directors.

During the prior year, the Board agreed that vesting conditions should be included in relation to the options issued to new executives. Previously, similar to the Directors incentives detailed above, no conditions were placed on options issued to executives.

A bonus structure was in place for the calendar year 2011 for all employees. The bonus was payable dependent on the movement in the volume weighted average share price (from trades on the Australian Securities Exchange and NYSE Mkt, adjusted for the impact of foreign exchange) from December 2010 compared to December 2011. No bonus was payable if the share price decreased from December 2011 or did not increase above 25%. The maximum bonus was payable if the share price increased by 100% from December 2010 to December 2011. A total bonus of $1,353,170 was payable if the combined volume weighted average share price during December 2012, as calculated on individual trades across both exchanges was greater than 100% of 6.3 cents (AUD). This was the volume weighted average price calculated in December 2010 based on individual trades on the ASX and NYSE Amex. The values of trades on the NYSE Amex were translated to AUD based on the exchange rate on each trading day in December from the Reserve Bank of Australia website.

28

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

A bonus of $802,942 was paid in relation to this incentive, $390,000 of which was accrued during the year ended 30 June 2011.

A new bonus arrangement was put in place for the period 1 January 2012 to 30 June 2012. Bonuses will be earned by meeting the thresholds set by the Board for each of the three performance criteria: share price growth, reserve growth and production growth. Each metric is treated individually. Additionally the Bonus Pool will include a discretionary component available for award by the Compensation Committee for performance by an individual outside of the performance criteria. To achieve the Bonus Pool in totality, the company has to meet the targeted thresholds for all three criteria. The Bonus Plan for the current period also includes a set of “Stretch Targets”, which would reward the achievement of extraordinary results for Samson shareholders.

The weighting of each of these metrics and the discretionary component for the six months ended 30 June 2012 is shown in the table below:

Metric	Weight	Threshold	Target	Stretch
Production	20%	55,000 bbls	75,000 bbls	100,000 bbls
Reserves	20%	0.853 MMstb	1.1595 MMstb	1.546 MMstb
Share Price	30%	12 cents	15 cents	18 cents
Discretionary	30%

Although none of the thresholds were met a portion of the discretionary component of the bonus was awarded in recognition of the efforts by all employees throughout the period. $133,168 has been accrued during the current period. The maximum payable under the discretionary component was $218,938.

A bonus plan has not been put in place for periods post 1 July 2012 as at the date of this report.

B     Details of Remuneration

Amounts of remuneration

Details of remuneration of the Directors and executives of the Company and Consolidated Entity in accordance with the requirements of the Corporations Act 2001 and its Regulations are set out in the following tables.

For the purposes of this report, Key Management Personnel (KMP) of the Consolidated Entity are defined as those persons having authority and responsibility for planning, directing and controlling the major activities of the Company and the Consolidated Entity, directly or indirectly, including any director (whether executive or otherwise) of the Parent Company.

For the purposes of this report, the term “executive” encompasses the Chief Executive Officer, Company Secretary, Chief Financial Officer, Vice President – Exploration and Vice President - Engineering. There are no further employees employed by either the Company or its subsidiaries who meet the definition of executive, therefore only the five executives detailed above are included in this report. During the year and as at the date of this report, unless stated otherwise, the key management personnel were:

29

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Terry Barr	Managing Director
Victor Rudenno	Non-executive Director (appointed Chairman effective 1 July 2011)
Keith Skipper	Non-executive Director
DeAnn Craig	Non-executive Director (appointed 10 July 2011)

Denis Rakich	Company Secretary
Robyn Lamont	Chief Financial Officer
David Ninke	Vice President – Exploration
Dan Gralla	Vice President – Engineering

30

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Table 1: Key Management Personnel compensation for the year ended 30 June 2012

	Short Term				Post Employment	Share-based Payments		Total	Total Performance Related
	Salary & Fees	Bonus Paid*	Non- monetary Benefits	Accrued Bonus**	Super - annuation	Options	Ordinary Shares
	$	$	$	$	$	$	$	$	$
Directors
T.Barr	386,892	118,800	12,643	46,820	15,340	-	-	580,495	8.1%
D. Craig	73,949	-			-	308,407	-	382,356	80.7%
K. Skipper	65,553	-			6,687	-	-	72,240	0.0%
V. Rudenno	98,040	-			-	-		98,040	0.0%

Executives
D. Rakich[1]	123,848	27,671	-	3,818	12,384	53,109	-	220,830	25.7%
R. Lamont[1]	230,343	50,238	6,722	18,779	12,967	74,352	-	393,401	23.6%
D. Ninke[1]	270,943	65,232	7,184	21,473	15,043	74,352	-	454,227	21.0%
D. Gralla[1]	264,330	60,480	7,628	19,102	15,340	74,352	-	441,232	21.1%

	1,513,898	322,421	34,177	109,992	77,761	584,572	-	2,642,821

* This expense relates to the amount of bonus paid for the period from 1 January 2011 to 31 December 2011 that was not accrued at 30 June 2011.

**This expense relates to the current year bonus expense for the bonus period from 1 January 2012 to 30 June 2012, which has been approved by the Board and is expected to be paid by the end of September 2012.

1 These options were issued during the year ended 30 June 2011; however are subject to a vesting schedule dependent on each employee’s continued employment with the Company. This value represents the portion of the expense recognised during the current year.

31

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

Table 2: Key Management Personnel compensation for the years ended 30 June 2011

	Short Term				Post Employment	Share-based Payments		Total	Total Performance Related
	Salary & Fees	Bonus	Non- monetary Benefits	Accrual for possible bonus*	Super - annuation	Options	Ordinary Shares
	$	$	$	$	$	$	$	$	$
Directors
T.Barr	333,169	262,500	3,826	132,000	14,752	360,000	54,439	1,160,686	42.3%
N. Maclachlan	71,630	-	-	-	-	252,000	19,403	343,033	73.5%
K. Skipper	23,070	-	-	-	26,330	216,000	6,314	271,714	79.5%
V. Rudenno	49,400	-	-	-	-	216,000	6,314	271,714	79.5%

Executives
D. Rakich[1]	108,261	16,796	-	28,800	10,826	91,900	15,784	272,367	44.3%
R. Lamont[1]	211,477	30,000	1,986	55,920	15,621	128,660	24,386	468,050	39.4%
D. Ninke[1]	241,479	135,000	-	72,480	15,125	128,660	23,378	616,122	32.6%
D. Gralla[1,2]	132,648		-	67,200	7,350	128,660	-	335,858	58.3%

	1,171,134	444,296	5,812	356,400	90,004	1,521,880	150,018	3,739,544

* This expense relates to the current year expense associated with the calendar year 2011 bonus plan. Based on probability analysis, using Monte Carlo simulation, 60% of the total bonus is expected to be paid out. This expense represents the accrual from 1 January 2011 to 30 June 2011. No cash has been paid in relation to this bonus.

1 These options were issued during the year ended 30 June 2011; however are subject to a vesting schedule dependent on each employee’s continued employment with the Company. This value represents the portion of the expense recognised during the current year.

2 Mr Gralla was appointed Vice President – Engineering, effective 1 January 2011. Prior to that he was working for the Company on a contract basis. Whitehall Engineering (an entity he controlled) was paid $158,952 for his services, including a bonus of $42,500.

32

SAMSON OIL & GAS LIMITED
Notice of Annual General Meeting 2012

Table 3 Compensation options: Granted and vested during the year (Consolidated) – in Australian Dollars

Name	Grant Number	Grant Date	Fair value per option at grant date $	Exercise price per option $	Expiry date	First Exercise Date	Last exercise date	Vested No.*	Vested %
Directors
T. Barr	-	-	-	-	-	-	-	-	-
D. Craig	4,000,000	29-Nov-11	0.077	0.08	31-Oct-14	30-Nov-12	31-Oct-15	4,000,000	100
V. Rudenno	-	-	-	-	-	-	-	-	-
K. Skipper	-	-	-	-	-	-	-	-	-

Executives
D. Rakich*	-	-	-	-	-	-	-	1,666,666	33
R. Lamont*	-	-	-	-	-	-	-	2,333,333	33
D. Ninke*	-	-	-	-	-	-	-	2,333,333	33
D. Gralla*	-	-	-	-	-	-	-	2,333,333	33
Total	4,000,000	-	-	-			-	12,666,665	-

* These options were issued during the year ended 30 June 2011; however are subject to a vesting schedule dependent on each employee’s continued employment with the Company. This represents the portion of the options vested during the current year.

Table 4 Compensation options: Granted and vested during the prior year (Consolidated) – in Australian Dollars

Name	Grant Number	Grant Date	Fair value per option at grant date $	Exercise price per option$	Expiry date	First Exercise Date	Last exercise date	Vested No.*	Vested %
Directors
T. Barr	10,000,000	18-Nov-10	0.036	0.08	31-Oct-14	19-Nov-10	31-Oct-14	10,000,000	100
N. MacLachlan	7,000,000	18-Nov-10	0.036	0.08	31-Oct-14	19-Nov-10	31-Oct-14	7,000,000	100
V. Rudenno	6,000,000	18-Nov-10	0.036	0.08	31-Oct-14	19-Nov-10	31-Oct-14	6,000,000	100
K. Skipper	6,000,000	18-Nov-10	0.036	0.08	31-Oct-14	19-Nov-10	31-Oct-14	6,000,000	100

Executives
D. Rakich*	5,000,000	17-Dec-10	0.031	0.08	31-Dec-14	31-Jan-11	31-Dec-14	1,666,666	33
R. Lamont*	7,000,000	17-Dec-10	0.031	0.08	31-Dec-14	31-Jan-11	31-Dec-14	2,333,333	33
D. Ninke*	7,000,000	17-Dec-10	0.031	0.08	31-Dec-14	31-Jan-11	31-Dec-14	2,333,333	33
D. Gralla*	7,000,000	17-Dec-10	0.031	0.08	31-Dec-14	31-Jan-11	31-Dec-14	2,333,333	33
Total	55,000,000	-	-	-			-	37,666,665	-

* These options have the following vesting schedule, assuming the employee is still employed by the Company – one third vested on 31 January 2011, one third will vest on 31 January 2012 with the remaining third vesting on 31 January 2013.

33

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

500,000 remuneration options were exercised during the prior year. The company received cash of A$40,000/US$42,216 in relation to this exercise.

C     Service Agreements

It is the Board’s policy that employment contracts are only entered into with the managing director and senior executives. As such contracts have been entered into for Mr. Barr, Mr. Gralla, Mr. Ninke and Ms. Lamont. Details of these contracts are included below.

Mr. Barr – Chief Executive Officer

Effective 1 January 2011, Mr Barr has been retained by the Company to act as the Company’s President, Managing Director and Chief Executive officer for a period of three years with an option to extend the contract for an additional three years. As of 1 January 2012, the contract allows for total compensation of $454,700 (cash and non cash benefits) with a bonus payable of up to $525,000 for the six months ended 30 June 2012 based on the Company’s meeting certain performance metrics as detailed above. $46,820 has been accrued for six months from 1 January 2012 to 30 June 2012. The bonus structure for the remaining years of the contract has not yet been set but provision has been made in the contract for a bonus to be payable.

Mr. Ninke – Vice President Exploration

Effective 1 January 2011, Mr Ninke has been retained by the Company to act as Vice President - Exploration for a period of three years with an option to extend the contract for an additional three years. As of 1 January 2012, the contract allows for total compensation of $301,417 (cash and non cash benefits) with a bonus payable of up to $221,374 for the six months ended 30 June 2012 based on the Company’s meeting certain performance metrics as detailed above. $21,473 has been accrued for six months from 1 January 2012 to 30 June 2012. The bonus structure for the remaining years of the contract has not yet been set but provision has been made in the contract for a bonus to be payable. Mr Ninke also retains the right to receive a 1% revenue royalty from production from prospects identified and recommended prior to 31 March 2011, being the Diamondback prospect. This prospect has yet to be drilled.

Ms. Lamont – Chief Financial Officer

Effective 1 January 2011, Ms Lamont has been retained by the Company to act as the Vice President – Finance and Chief Financial Officer for a period of three years with an option to extend the contract for an additional three years. As of 1 January 2012, the contract allows for total compensation of $266,700 (cash and non cash benefits) with a bonus payable of up to $193,600 for the six months ended 30 June 2012 based on the Company’s meeting certain performance metrics as detailed above. $18,779 has been accrued for six months from 1 January 2012 to 30 June 2012. The bonus structure for the remaining years of the contract has not yet been set but provision has been made in the contract for a bonus to be payable.

Mr. Gralla – Vice President Engineering

Effective 1 January 2011, Mr Gralla has been retained by the Company to act as the Vice President – Engineering for a period of three years with an option to extend the contract for an additional three years. As of 1 January 2012, the contract allows for total compensation of $290,000 (cash and non cash benefits) with a bonus payable of up to $212,240 for the six months ended 30 June 2012 based on the Company’s meeting certain performance metrics as detailed above. $19,102 has been accrued for six months from 1 January 2012 to 30 June 2012. The bonus structure for the remaining years of the contract has not yet been set but provision has been made in the contract for a bonus to be payable.

34

NOTICE OF ANNUAL GENERAL MEETING
9 NOVEMBER 2012

D      Company Performance

The Company’s performance is reflected in the movement in the Company’s earnings/(loss) per share (EPS) over time. The graph below shows Samson Oil & Gas Limited’s basic EPS history for the past five years, including the current period as well as the average share price quoted from the ASX.

EPS for the years ended 30 June 2012, 2011, 2010, 2009 and 2008 has been measured based on the net (loss)/profit as calculated by the application of Australian Accounting Standards.

35

PROXY FORM

The Secretary

Samson Oil & Gas Limited

Level 36, Exchange Plaza

2 The Esplanade

PERTH WA 6000

I/We			(Full Name – Block Letters)

of			being a member of Samson Oil & Gas Limited

hereby appoint		to exercise	% of my/our voting rights
(Name of 1st Proxy)

	to exercise	% of my/our voting rights
(2nd Proxy - Optional)

or in his/her absence, the Chairman of the meeting as my/our proxy/proxies to vote on my/our behalf at the General Meeting of the Company to be held at 10.00am on Friday, 9 November 2012 and at any adjournment thereof.

The Chairman of the meeting will act as your proxy if you do not appoint someone. It is the Chairman’s intention to exercise all undirected proxies in favour of the resolutions 1 and 2 and advisory vote 3.

If the Chairman is appointed as your proxy (either expressly or by default) and you do not wish to direct your proxy how to vote, please place a mark in the box opposite. ☐

By marking this box you acknowledge that if you have appointed the Chairman as your proxy (either expressly or by default):

(1)	he may exercise the undirected proxy even if he has an interest in the outcome of resolution 1 and advisory vote 3 and votes cast by him other than a proxy holder will be disregarded because of that interest; and

(2)	he is expressly authorised to exercise the undirected proxy in respect of resolution 2 even though that resolution is connected with the remuneration of a member of the key management personnel for the Company.

If you do not mark this box, and you have not directed your proxy how to vote, then in respect of resolution 2 the Chairman will not cast your votes on the resolution and your votes will not be counted in calculating the required majority if a poll is called on the resolution.

	RESOLUTIONS	FOR	AGAINST	ABSTAIN

1.	To re-elect Mr Keith Skipper as a director	☐	☐	☐

2.	Adoption of remuneration report	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation	☐	☐	☐

Dated this	day of	2012.

Signature of Member signature of Joint Member

or if a company:
THE COMMON SEAL OF )
was affixed in the presence of, ) And the sealing is attested by: )

Secretary Director

INSTRUCTIONS FOR APPOINTMENT OF PROXY

(1)	A member entitled to attend and vote at the meeting is entitled to appoint not more than two proxies.

(2)	Where more than one proxy is appointed, each proxy must be appointed to represent a specified proportion of the member's voting rights. If that proportion is not specified, each proxy may exercise one-half of the member’s voting rights.

(3)	A proxy need not be a member of the Company.

Forms to appoint proxies and the Power of Attorney (if any) under which it is signed or an office copy or notarially certified copy thereof must be deposited with the Company at the registered office, Level 36, Exchange Plaza, 2 The Esplanade, Perth, or faxed to the Company (Fax No: (08) 9220 9820 and for overseas shareholders: 618 9220 9820, not less than 48 hours before the time for holding the meeting. A proxy presented by a company should be under the Common Seal of that company.